Exhibit 32

CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350 OF THE UNITED STATES CODE

In connection with the Annual Report of Wyndham Worldwide Corporation (the “Company”) on Form 10-K for the period ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Stephen P. Holmes, as Chairman and Chief Executive Officer of the Company, and Thomas G. Conforti, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350 of the United States Code that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is furnished to the Commission and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

/s/ Stephen P. Holmes
Stephen P. Holmes
Chairman and Chief Executive Officer
February 17, 2012

/s/ Thomas G. Conforti
Thomas G. Conforti
Chief Financial Officer
February 17, 2012